CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

                               OF

                        GOTTSCHALKS INC.


          The undersigned, as the directors of Gottschalks Inc., a corporation organized and existing under the General
Corporation Law of the State of Delaware (the "Corporation"), do hereby certify:

          The Corporation has not received any payment for any of its stock. The undersigned are the elected directors of the Corporation. The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution adopted by the undersigned, all the directors of the Corporation, was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

               "RESOLVED, that the Certificate of
          Incorporation of the Corporation be amended by adding thereto Article IX as set forth in full on the exhibit attached hereto."

         WE, THE UNDERSIGNED, being all the directors of the Corporation, for the purpose of amending the certificate of Incorporation under the laws of the State of Delaware do make, file and record this Certificate of Amendment of Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set our hands this 3rd day of March 1986.

                                   ______________________________
                                           Joseph W. Levy



                                   ______________________________
                                           Gerald M. Blum



                                   ______________________________
                                            Mildred Blum



                                   ______________________________
                                            Bret W. Levy



                                   ______________________________
                                             Sharon Levy

                    EXHIBIT TO CERTIFICATE OF

            AMENDMENT OF CERTIFICATE OF INCORPORATION


ARTICLE IX:

Section 1.  Definitions.  For the purposes of this Article:

          A. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as such Rule 12b-2 is in effect on March 3, 1986.

          B. "Announcement Date" shall mean the date of the first public announcement of the proposal of the Business
Combination.

          C. A person shall be a "beneficial owner" of any Voting Stock:

          (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;
          or

          (ii) which such person or any or its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

          D. "Business Combination" shall mean any transaction which is referred to in any one or more of clauses (i) through
(v) of Section 2(A) of this Article.

          E. "Determination Date" shall mean the date on which the Interested Stockholder became an Interested Stockholder.

          F. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director if the successor is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

          G. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock (1) as reported on the Composite Tape for stock listed on the New York Stock Exchange, or (2) if such stock is not listed on such Exchange, on the principal securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed; or, if such stock is not listed on any such exchange, the highest closing sale quotation, or if such is not available the highest average of the bid and asked quotations, with respect to a share of such stock during the 30-day period preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or any such system then commonly in use; or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Disinterested Directors in good faith; and
(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Disinterested Directors in good faith.

          H.  "Interested Stockholder" shall mean any person
(other than the Corporation, any Subsidiary, any employee benefit plan of the Corporation or any Subsidiary, or the trustees of any such plan) who or which:

          (i) is the beneficial owner, directly or indirectly, of 10% or more of the outstanding Voting Stock; or

          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was an Interested Stockholder; or

          (iii) is a purchaser, transferee, or assignee of, or has otherwise succeeded to, any shares of Voting Stock which any Interested Stockholder beneficially owned at any time within the two-year period immediately prior to the date in question, if such purchase, transfer, assignment, or succession occurred in the course of a transaction or series of transactions not involving a public offering within the meaning or the Securities Act of 1933, as amended.

          I. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in this Article shall include the shares of Common Stock and the shares of any other class of outstanding Voting Stock retained by the holders or such shares.

          J. For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be "outstanding" shall include shares deemed to be beneficially owned by such person as "beneficial owner" is defined in this Article, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          K. A "person" shall mean any individual, firm, corporation or other entity.

          L. "Subsidiary" means any corporation of which a majority of any class or equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in this Article, "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the corporation.

          M. "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Section 2.  Vote Required for Certain Business Combinations

          A. Higher vote for Certain Business Combinations. In addition to any affirmative vote required by law or this certificate of incorporation, and except as otherwise expressly provided in Section 3 of this Article:

          (i) any merger or consolidation of the Corporation or any Subsidiary with (a) any Interested Stockholder or
          (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

          (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

          (iv) the adoption of any plan or proposal for the liquidation or dissolution or the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

          (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder), which has the effect, directly or indirectly, of increasing the proportionate share or the outstanding shares or any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 67% of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, any agreement with any national securities exchange, or otherwise.

Section 3.  When Higher Vote is Not Required.  The provisions of
Section 2 of this Article shall not be applicable to a Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this certificate of incorporation, or otherwise, if either all of the conditions specified in the following paragraph A are met or all of the conditions specified in the following paragraph B are met:

          A.  Approval by Disinterested Directors.  The Business
Combination shall have been approved by a majority of the Disinterested Directors.

          B.  Price and Procedure Requirements.

          (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

               (b)  the Fair Market Value per share of Common
               Stock on the Announcement Date or Determination
               Date, whichever is higher.

          The price determined in accordance with this paragraph
          B(i) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares, or similar event.

          (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

               (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

               (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or


               (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

          The price determined in accordance with this paragraph
          B(ii) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares, or similar event.

          (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

          (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on outstanding Preferred Stock;
          (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors; and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance, or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section 4. Powers of the Board of Directors. A majority of the Directors shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article.

Section 5.  No Effect on Fiduciary Obligations of Interested
Shareholders. Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Section 6. Amendment, Repeal, etc. Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation, or the by-laws of the Corporation), the affirmative vote of the holders of 67% or more of the outstanding voting Stock, voting together as a single class, shall be required to amend, repeal, or adopt any provisions inconsistent with this Article.